THE AEGIS FUNDS

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints each of Scott L. Barbee, Justin P. Harrison and Paul M. Miller his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place, and stead, in the capacity as a Trustee of The Aegis Funds, a Delaware statutory trust, to sign on his behalf the Registration Statement on Form N-1A, and any amendments thereto, under the Securities Act of 1933, and to file with the Securities and Exchange Commission and any other regulatory authority having jurisdiction over the offer and sale of shares, any such amendments and supplements thereto and applications thereunder, and any and all exhibits and other documents required in connection therewith, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to comply with the Securities Act of 1933 and the Investment Company Act of 1940, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming each signature as it may be signed by all that said attorney-in-fact and agent, and each of them, may lawfully do or be done by virtue thereof.

DATE

April 28, 2025

/s/ Jordan F. Nasir
Jordan F. Nasir
Trustee